INTEGRA LIFESCIENCES HOLDINGS CORPORATION


                     MANAGEMENT INCENTIVE COMPENSATION PLAN





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                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                     MANAGEMENT INCENTIVE COMPENSATION PLAN


1.       Purpose

         The purpose of the Plan is to enhance the ability of Integra to offer incentive compensation to Key Associates by rewarding the achievement of corporate goals and specifically measured individual goals which are consistent with and support the overall corporate goals of Integra. More specifically, through this Plan, Integra intends to (i) reinforce strategically important operational objectives; (ii) establish goals relating to revenue and profitability; (iii) provide rewards based on achieving significant Employer, departmental and individual goals and objectives; (iv) provide incentives that result in behavior that is consistent with shareholders' desires of building a stronger company with a higher potential for increased profitability; and (v) incorporate an incentive program in the Integra overall compensation program to help attract and retain Key Associates.

2.       Definitions

         (a) "Administrator" shall mean Integra's head of its human resources department, whose duties are set forth in Section 4.

         (b) "Award" shall mean the incentive award earned by a Key Associate under the Plan for any Performance Period.

         (c) "Base Salary" shall mean the Key Associate's annual base salary rate in effect at the end of a Performance Period. Base Salary does not include Awards under this Plan or any other short-term or long-term incentive plan; imputed income from such programs as group-term life insurance; or non-recurring earnings, such as moving expenses, but is based on salary earnings before reductions for such items as deferrals under Employer-sponsored deferred compensation plans, contributions under Code section 401(k) and contributions to flexible spending accounts under Code section 125.

         (d) "Board" shall mean Integra's Board of Directors as constituted from time to time.

         (e) "CEO" shall mean the Chief Executive Officer of Integra.

         (f) "Code" shall mean the Internal Revenue Code of 1986, as amended or any successor statute thereto.

         (g) "Committee" shall mean the Compensation Committee of the Board.

         (h) "Effective Date" shall mean August 11, 2006.

         (i) "Employee" shall mean an employee of the Employer (including an officer or director who is also an employee) and any individual characterized as a "leased employee" within the meaning of Code section 414(n) who works full-time for the Employer, but excluding any individual (i) employed in a casual or temporary capacity (i.e., those hired for a

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specific job of limited duration); (ii) whose terms of employment are governed by a collective bargaining agreement that does not provide for participation in this Plan; (iii) characterized as a "leased employee" within the meaning of Code section 414 who does not work full-time for the Employer; or
(iv) classified by the Employer as a "contractor" or "consultant," no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

         (j) "Employer" shall mean Integra and any United States subsidiary of Integra.

         (k) "Integra" shall mean Integra LifeSciences Holdings Corporation.

         (l) "Key Associate" for any Performance Period, shall mean (i) a Senior Officer designated by the Committee to participate in the Plan or otherwise included in the employee grade levels set forth in the definition of "Target Award Percentage" (defined below), and (ii) each other Employee designated by the Administrator to participate in the Plan; and who meets the eligibility requirements described in Section 3 below. Notwithstanding the foregoing, no Employees of Integra California, Inc., Miltex Holdings, Inc. (and any subsidiary thereof) and Integra Radionics, Inc., and no member of any sales force of the Employer who, as part of his or her compensation, receives commission payments, shall be a "Key Associate."

         (m) "Performance Goals" for any Performance Period, shall mean the performance goals of Integra and/or the Employer, as specified by the Administrator in consultation with Integra's Executive Committee, based on the achievement of corporate EBITDA targets relating to Integra and/or the Employer's operating plan and global sales. In addition, performance goals for a Performance Period will relate to the individual Key Associate's attainment of performance goals that are specified for such Key Employee. The Performance Goals may be weighted as to corporate and individual goals for each Key Associate, as determined at the beginning of the Performance Period or, if later, at the time of the Key Associate's participation in the Plan.

         (n) "Performance Period" shall mean the fiscal year of Integra or any other period designated by the Committee with respect to which an Award may be earned. The first Performance Period for the Plan shall be the period between July 1, 2006 and December 31, 2006.

         (o) "Plan" shall mean this Integra LifeSciences Holdings Corporation Management Incentive Compensation Plan, as from time to time amended and in effect.

         (p) "Senior Officer" shall mean an executive office of Integra as determined under applicable securities laws.

         (q) "Target Award Percentage" shall mean with respect to any Performance Period, the percentage of the Key Associate's Base Salary that the Key Associate would earn as an Award for that Performance Period if the targeted level of performance was achieved for each of the Performance Goals for that Key Associate for the Performance Period. Unless otherwise specified prior to the Performance Period (or, if later, at

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the time of the Key Associate's participation in the Plan), Target Award
Percentages will be based on a Key Associate's grade level as follows:

    Grade Level             Management Group            Percent of Base Salary
--------------------- ----------------------------  ---------------------------
         12                       SVP                           16.25%
--------------------- ----------------------------  ---------------------------
         10                 Vice Presidents                     13.75%
--------------------- ----------------------------  ---------------------------
         8                      Director                        6.25%
--------------------- ----------------------------  ---------------------------
         7                 Directors/Managers                     5%
--------------------- ----------------------------  ---------------------------
         6                 Directors/Managers                     5%
--------------------- ----------------------------  ---------------------------

Notwithstanding the foregoing, if any Key Associate held more than one grade level during the Performance Period, then the Committee may designate different Target Award Percentages with respect to each grade level and the Award will be pro-rated to reflect (to the nearest semi-monthly increment) the period during which such Key Associate had each Target Award Percentage.

         (r) "Target Award" for any Key Associate with respect to any Performance Period, shall mean the dollar amount based on the Key Associate's Target Award Percentage that the Key Associate would be eligible to earn as an Award for that Performance Period.

3.       Eligibility

         Subject to the approval by the Administrator or the Committee, all exempt Employees employed by an Employer in a Grade Level 6 or above position, as of January 1 of each Performance Period, shall be eligible to participate in the Plan. In addition, exempt Employees who are newly hired to a Grade Level 6 or above position after January 1 of a Performance Period, but prior to October 1 of such Performance Period, will, subject to the approval of the Administrator or the Committee, be eligible to participate in the Plan for the Performance Period of their hiring on a pro rata basis that is tied to their first day of employment. Any exempt Employee who is either (i) promoted to a Grade Level 6 or above position, or (ii) a participant in the Plan but is promoted to a higher Grade Level position, in either case after January 1 of a Performance Period, but prior to October 1 of such Performance Period, will, subject to the approval of the Administrator or the Committee, be eligible to participate in the Plan for the remaining portion of the Performance Period after the promotion on a pro rata basis that is tied to the date of the promotion.

         An exempt Employee who is hired into a Grade Level 6 or above position on or after October 1 of a Performance Period shall not be eligible to participate in the Plan for such Performance Period. An exempt Employee who is not participating in the Plan for a Performance Period and is subsequently promoted to a Grade Level 6 or above position on or after October 1 of a Performance Period shall also not be eligible to participate in the Plan. An exempt Employee who is participating in the Plan for a Performance Period and is subsequently promoted to a higher position on or after October 1 of a Performance Period shall continue at the participation level for the Performance Period prior to the promotion.

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         Except as otherwise provided in this Plan, any individual participating in the Plan during a Performance Period who ceases to be an Employee during such Performance Period shall cease to be eligible to participate in the Plan.

4.       Administration

         The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Administrator, subject to oversight by the Committee. The Administrator shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Key Associates to participate in the Plan, to determine each Key Associate's Target Award Percentage, to approve all of the Awards, to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that with respect to Senior Officers, the Committee shall have final decision-making authority. All powers of the Administrator and of the Committee shall be executed in their sole discretion, in the best interest of Integra, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The CEO, other than with respect to himself, also has the powers of the Administrator and of the Committee with respect to selecting Key Associates in the Plan and determining each Key Associate's Target Award Percentage.

         All Awards shall be made conditional upon the Key Associate's acknowledgement, in writing or by acceptance of the Award, that all decisions and determination of the Administrator shall be final and binding on the Key Associate, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards need not be uniform as among Key Associates. The Administrator's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on Integra, the Employer and all Employees of the Employer, including, the Key Associates and their respective beneficiaries.

5.       Determination of Awards

         (a) Setting Target Awards. Except as noted below for 2006, prior to the beginning of the Performance Period (or after the beginning of the Performance Period for any Employee who becomes newly eligible or has a promotion), the Administrator (or, as appropriate, the Committee) shall determine the Employees who shall be Key Associates during that Performance Period and determine each Key Associate's Target Award Percentage, each of which shall be documented by the Administrator. The Administrator's written records shall set forth (i) the Key Associates during that Performance Period (which may be amended during the Performance Period for new Key Associates), (ii) each Key Associate's Target Award Percentage for that Performance Period, and (iii) the Performance Goal or Goals (and how they are weighted, if applicable) for that Performance Period. The Employer shall notify each Key Associate of the Key Associate's Target Award Percentage and the applicable Performance Goals for the Performance Period as soon as administratively practicable after the time the Target Award Percentage and Performance Goals are established for such Performance Period. The

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Performance Goals that are established may be (but need not be) different each
Performance Period and different Performance Goals may be applicable to different Key Associates. for 2006, the determination of Key Associates and the Target Award Percentages for Employees eligible to participate in the Plan on the Effective Date shall be made prior to the Effective Date.

         (b) Earning An Award. Generally, a Key Associate earns an Award for a Performance Period based on the level of achievement of the Performance Goals established for that period. The amount of the Award may be increased as much as 50% above the Target Award based on the extent to which the level of achievement of the Performance Goals exceeds the target level for that Performance Period (to a maximum of 120% of the Target Performance Goals), as specified at the time the Performance Goals are set for that Performance Period. An Award may also be reduced below the Target Award to the extent the level of achievement of the Performance Goals is below target, but at or above the minimum level for that Performance Period, at the time the Performance Goals are established. A Key Associate will receive no Award if the level of achievement of all Performance Goals is below the minimum required to earn an Award for the applicable Performance Period (i.e., 90% of the Target Performance Goals), as specified at the time the Performance Goals are established.

6.       Changes to the Target

         The Administrator (or, with respect to Senior Officers, the Committee) may at any time prior to the final determination of Awards change the Target Award Percentage of any Key Associate or assign a different Target Award Percentage to a Key Associate to reflect any change in the Key Associate's responsibility level or position during the course of the Performance Period.

         In addition, the Committee may at any time prior to the final determination of Awards, change the performance measures or Performance Goals to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in Integra's or the Employer's method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in Integra's or the Employer's corporate structure or shares, or any other change of a similar nature.

7.       Payment of Awards

         After the end of the Performance Period, all financial information for the Performance Period will be accumulated and the Audit Committee of the Board will certify Integra's and/or the Employer's financial results for the relevant Performance Period. After such certification, the Administrator will determine and approve the Awards, if any, that will be paid based on the financial results for the Performance Period, along with each Key Associates attainment of his or her individual Performance Goals for the Performance Period. The Administrator will announce the Awards that will be paid under the Plan for the Performance Period to each Key Associate as soon as administratively practicable following such approval by the Administrator. Subject to the provisions of Section 8, payment of the Awards shall be made, in a single lump sum cash payment, as soon

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as administratively practicable following the close of such Performance Period, but in no event later than March 15 of the calendar year following the Performance Period; provided, however, that such payment may be delayed past March 15 of such calendar year if the Committee determines that, as a result of unforeseen circumstances beyond Integra's control, it is administratively impracticable to make the payment by such date or that making the payment by such date would jeopardize the solvency of Integra, then the payment will be made as soon as administratively practicable after March 15.

8.       Limitations on Rights to Payment of Awards

         (a) Employment. No Key Associate shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Key Associate remains in the employ of the Employer through the date of payment of such Award; provided, however, that if a Key Associate's employment with the Employer terminates prior to the end of the Performance Period, the Administrator may provide that the Key Associate shall remain eligible to receive a prorated portion of any earned Award, based on the number of days that the Key Associate was actively employed and performed services during such Performance Period in such circumstances as are deemed appropriate and provided, further, however, that no Key Associate shall have the right to receive payment of an Award under the Plan if (a) that Key Associate's employment has been terminated prior to the end of the Performance Period, (b) that Key Associate has an employment agreement with Employer and (c) the employment agreement provides for a payment to the Key Associate upon his/her termination.

         (b) Leaves of Absence/Partial Year of Participation. If a Key Associate is on an authorized leave of absence during the Performance Period, or first becomes eligible to participate in the Plan after the first day of the Performance Period, such Key Associate shall be eligible to receive a prorated portion of any Award that would have been earned, based on the number of days that the Key Associate was actively employed and performed services during such Performance Period. If payments are to be made under the Plan after a Key Associate's death, such payments shall be made to the personal representative of the Key Associate's estate.

         (c) Accelerated Payment. Unless the Administrator determines otherwise, in no event will payment be made to any Key Associate with respect to an Award prior to the end of the Performance Period to which it relates.

9.       Amendments

         The Board or the Committee may at any time amend (in whole or in part) this Plan. No such amendment which adversely affects any Key Associate's rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Key Associate shall have agreed thereto.

10.      Termination

         The Board or the Committee may terminate this Plan (in whole or in part) at any time.

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11.      Miscellaneous Provisions

         (a) No Employment Right. This Plan is not a contract between Integra or the Employer and the Employees or the Key Associates. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Key Associate any right to be retained in the employ of Integra or the Employer. Integra is under no obligation to continue the Plan. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any Employee of the Employer or to remove the individual from the employment of the Employer at any time, all of which rights and powers are expressly reserved.

         (b) No Assignment. A Key Associate's right and interest under the Plan may not be assigned or transferred, except as provided in Section 8 of the Plan in the event of death, and any attempted assignment or transfer shall be null and void and shall extinguish, in Integra's sole discretion, Integra's obligation under the Plan to pay Awards with respect to the Key Associate.

         (c) Unfunded Plan. The Plan shall be unfunded. Neither Integra nor any Employer shall be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

         (d) Withholding Taxes. The Employer shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld.

         (e) Type of Plan. This Plan is intended solely to be an annual bonus plan and is not intended to be a plan subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

         (f) Governing Law. The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the law of the State of New Jersey.

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